SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On March 25, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of BorgWarner Inc. (the “Company”) approved the award of performance units (“Performance Units”) to certain executive officers under the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) as part of its long-term incentive program. The Plan has been previously filed with the Securities and Exchange Commission (the “Commission”).
     Each Performance Unit will represent and have a value equal to one dollar. The number of Performance Units actually earned will be based on the Company’s Reduction in 2009 SG&A Expenses during a one-year period ending December 31, 2009. The terms of the Performance Units Awards Agreements are the same for each recipient (except for the number of Performance Units granted). A Performance Units Award Agreement, the form of which is attached as Exhibit 10.1, contains the terms and conditions of each award (in addition to those generally applicable under the terms of the Plan).
Item 9.01 Financial Statements and Exhibits
(c)	10.1 BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan Performance Units Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.
Date: March 31, 2009	By:	/s/ John Gasparovic
	Name:	John Gasparovic
	Its:	Secretary